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                                 EXHIBIT 4(c)


                      FIRST AMENDMENT TO CREDIT AGREEMENT
                         DATED AS OF SEPTEMBER 5, 1995
                                BY AND BETWEEN
          MATERIAL SCIENCES CORPORATION AND BANK OF AMERICA ILLINOIS.

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT

    THIS AMENDMENT, dated as of September 5, 1996, is entered into between MATERIAL SCIENCES CORPORATION, a Delaware corporation (the "Borrower"), and BANK OF AMERICA ILLINOIS, an Illinois banking corporation (the "Lender").

                              W I T N E S S E T H:

    WHEREAS, the Borrower and the Lender have entered into a Credit Agreement dated as of September 1, 1994 (the "Agreement"; the terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement); and

    WHEREAS, the Borrower and the Lender wish to amend the Borrower's covenant in the Agreement concerning mergers and acquisitions;

    NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                           AMENDMENT TO THE AGREEMENT

    SECTION 1.1 Consolidation, Merger, etc.. Section 7.2.8 of the Agreement is hereby amended as of the date hereof to read in its entirety as follows:

    "SECTION 7.2.8 Consolidation, Merger, etc.. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) unless after giving effect thereto no Default shall have occurred and be continuing and unless, in the case of the merger of a Person into the Borrower or any of its Subsidiaries or the purchase or other acquisition of all or substantially all of the assets of any Person (or of any division thereof), the board of directors or the functional equivalent of the Person being merged or whose assets are being purchased or otherwise acquired has approved the terms of the merger or the purchase or other acquisition. Notwithstanding the foregoing, any immaterial Subsidiary may be liquidated, any wholly-owned Subsidiary of the Borrower may be merged into the Borrower or another wholly-owned Subsidiary of the Borrower and a wholly-owned Subsidiary of the Borrower may be created, provided that in the case of the creation of a wholly-owned Subsidiary of the Borrower, such Subsidiary shall deliver to the Lender a guaranty in form reasonably satisfactory to the Lender and such related documents, including certified resolutions, incumbency certificates and opinions of counsel, as the Lender may reasonably request."




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                                  ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

    In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants unto the Lender as set forth in this Article II.

    SECTION 2.1 Due Authorization, Non-Contravention, etc.. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

         (a) contravene the Borrower's Organic Documents;

         (b) contravene any material contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

         (c) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

    SECTION 2.2 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general applicability.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

    SECTION 3.1 Payment of Costs and Expenses. Notwithstanding the provisions of Section 9.3(a) of the Agreement, the Lender and the Borrower shall pay all of their own expenses (including all reasonable fees and out-of-pocket expenses of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

    SECTION 3.2 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

    SECTION 3.3 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

    SECTION 3.4 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

    SECTION 3.5 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

    SECTION 3.6 References to the Agreement. Each reference in the Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.



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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                   MATERIAL SCIENCES CORPORATION


                   By:     /s/  William H. Vrba
                           ----------------------------------
                   Title:  Sr. Vice President, Chief Financial
                           Officer and Secretary


                   BANK OF AMERICA ILLINOIS


                   By:     /s/  Arthur N. Traver
                           -----------------------------------
                   Title:  Vice President